Exhibit 10.4

VIRTUS INVESTMENT PARTNERS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Virtus Investment Partners, Inc. (the “Company”) hereby grants to the Optionee named below an option (“Option”) to purchase, in accordance with and subject to the terms and restrictions of the Virtus Investment Partners, Inc. Omnibus Incentive and Equity Plan (the “Plan”), which is incorporated by reference and is made a part of this Agreement, the number of shares of common stock, par value of $ .01 per share (the “Common Shares”) of the Company at the option price per share set forth below. This page is the first page of the Virtus Investment Partners, Inc. Non-Qualified Stock Option Agreement (the “Agreement”) which describes in detail your rights with respect to this Option being granted to you and which constitutes a legal agreement between you and the Company:

1.	Optionee Name:

2.	Type of Option:

3.	Grant Date:

Number of Common Shares:

Option Price per Share:

4.	Expiration Date:

IN WITNESS WHEREOF, Virtus Investment Partners, Inc. and the Optionee agree to be bound by the terms and provisions of this Agreement, as of the date noted below.

VIRTUS INVESTMENT PARTNERS, INC.

By:
Title:
Date:

RECIPIENT:
(Please sign and keep this page for your records)

A. Definition of Certain Terms

Capitalized terms not defined in this Agreement have the meaning set forth in the Plan.

B. Terms and Conditions for Exercising Option

The Option granted under this Agreement may not be exercised for less than ten whole Common Shares, and no fractional shares will be issued at any time. Except as provided below, this Option shall vest and become exercisable as follows:

100% vested and exercisable following the completion of three years of continuous company service through April 20, 2012.

C. Duration of Option

(i) The Option granted under this Agreement shall become immediately and fully exercisable upon the Optionee’s death and be exercisable as provided in the Plan at any time prior to the Expiration Date or within three (3) years, whichever period is shorter.

(ii) Upon the Optionee’s “Retirement” or “Disability” as defined in the Plan, the Option granted shall continue to vest and be exercisable at any time prior to the Expiration Date or within three (3) years, whichever period is shorter.

(iii) Upon termination of the Optionee’s employment in the event of certain sales or divestitures as defined in the Plan, the Committee may provide that the Option shall continue to vest and be exercisable at any time prior to the Expiration Date or within three (3) years, whichever period is shorter.

(iv) Upon termination of the Optionee’s employment for Cause (as defined in the Plan) or upon a violation of the Company’s established policy on Insider Trading, each as determined in good faith by the Company, this Option (whether or not then vested or exercisable at the time of such determination) shall immediately terminate and no longer be exercisable.

(v) Upon termination of employment or contractual relationship with the Company or participating Subsidiary for any other reason, the unvested portion of this Option shall immediately terminate and the Optionee shall have a right to exercise any vested portion of the Option prior to the Expiration Date or within one hundred and twenty (120) days, whichever period is shorter.

D. Change of Control of the Company

Upon a Change in Control as defined in the Plan, the Option shall be immediately and fully exercisable. In the case of a Change in Control, the Option may be cancelled in exchange for a cash payment or Alternative Award as determined in accordance with the Plan.

E. Exercising the Option

This Option may be exercised for the number of Common Shares specified by giving notice to the Company and to the Company’s selected stock option broker (the “broker”).

The notice should refer to this Option (by the date of grant), and the notice should include the following information:

1. The number of Common Shares for which the Option is being exercised.

2. The name or names of the persons in whose names the stock certificate for the Common Shares should be registered.

3. The address to which the stock certificate should be sent.

In addition to your notice, you must indicate the method by which you will pay the exercise price. Payment of the exercise price may be made:

1. In cash;

2. By exchanging shares of Common Shares owned by the Optionee (which are not the subject of any pledge or other security interest);

3. Through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Shares (that is, a “cashless exercise” procedure); or

4. By any combination of the foregoing.

The combined value of all cash paid and the Fair Market Value of any such Common Shares so tendered to the Company, valued as of the date of such tender, must be at least equal to such Option Exercise Price required to be paid for the Common Shares being exercised.

If payment is to be made in whole or part in cash, you must include a check payable to the Company or to the broker, as determined by the Company.

F. Tax Payments and Withholding

Whenever Common Shares are to be issued or cash paid pursuant to the exercise of a Stock Option under this Agreement, the Company shall have the power to withhold, or require the Optionee to remit, an amount sufficient to satisfy Federal, state, and local withholding tax requirements relating to such transaction, and the Company may defer payment of cash or the issuance of Common Shares until such requirements are satisfied. The Optionee has the discretion:

1. To have Common Shares otherwise issuable upon the exercise of an Option withheld by the Company, or

2. To deliver to the Company previously acquired shares of Common Shares having a Fair Market Value as of the date of exercise equal to all or part of the Optionee’s Federal, state, and local tax obligation associated with the transaction and cash equal to the balance of such tax obligation.

G. Adjustment of Option Due to Adjustment Event

In the event of an Adjustment Event (as defined in the Plan), the aggregate number of Common Shares subject to this Option and the exercise price applicable to this Option may be appropriately and equitably adjusted as provided in the Plan.

H. Delivery of Shares of Common Stock

Upon the exercise of this Option, in whole or in part, the Company shall deliver to the Optionee’s brokerage account shares in street name for the benefit of the employee. In the event that the Company shall determine that any certificate issued pursuant to this Paragraph H must bear a legend restricting the transfer of such Common Shares, such certificate shall bear the appropriate legend.

I. Non-transferability of Option During Lifetime

This Option may not be sold, transferred, assigned or otherwise alienated or hypothecated other than by will or by operation of the laws of descent and distribution or as otherwise provided in the Plan and is subject to termination as provided in the Plan.

J. Trading Black Out Periods.

By entering into this Agreement you expressly agree that: (i) during all periods of your employment with the Company or its affiliates, or while you are otherwise maintained on the payroll of the Company or its affiliates, you agree to abide by all trading “black out” periods with respect to purchases or sales of Company stock or exercises of stock options for the Company’s stock established from time to time by the Company (“Trading Black Out Periods”) and (ii) upon any cessation or termination of your employment with the Company and its affiliates for any reason, you agree that for a period of three (3) months following the effective date of any such termination or cessation of your employment or, if later, for a period of three (3) months following the date as of which you are no longer on the payroll of the Company and its affiliates, you agree to continue to abide by all such Trading Black Out Periods established from time to time by the Company.

K. Miscellaneous

This Agreement is binding on you and your executors, administrators, heirs and personal and legal representatives and on the Company and its successors or assigns.

This Agreement, including the Cover Page and the Plan, contains the entire Agreement and all terms between you and the Company with respect to the Option, and there are no other understandings, warranties or representations with respect to the Option.

The Optionee shall have no right, in respect to the Option granted, to vote on any matter submitted to Company stockholders.

You understand that the Company has filed with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933 with respect to the Plan and the shares covered by this Agreement. You agree that any sales by you of Common Shares covered by this Agreement will be affected by means of a broker’s transaction using the facilities of the stock exchange where the Common Shares are then listed. The Company will endeavor to keep such registration statement effective to permit such sale, but in the event the Company notifies you that such registration statement is not then effective, you agree to refrain from sales of Common Shares until such time as the Company advises you that such registration statement has become effective.

Nothing in this Agreement gives you the right to continue working for or with the Company or any of its subsidiaries nor changes the right which the Company has to terminate your employment at any time.

This Agreement and your Award shall be governed by the laws of the State of Connecticut (other than its conflict of law principles).

L. Plan Prevails

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final, binding and conclusive for all purposes and upon all persons affected hereby. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

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